     As filed with the Securities and Exchange Commission on March 19, 1998

                                                 Registration No. ______________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  -----------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933


                           HEADLANDS MORTGAGE COMPANY
             (Exact Name of registrant as specified in its charter)



         California                                    94-2851992
(State or other jurisdiction of         (I.R.S. employer identification no.)
incorporation or organization)



      1100 Larkspur Landing Circle, Suite 101, Larkspur, California 94939
              (Address of principal executive offices)  (Zip code)

                           HEADLANDS MORTGAGE COMPANY


           1997 EXECUTIVE AND NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

                            (Full title of the plan)

                                  -----------

                                 Peter T. Paul
                                   President
                           Headlands Mortgage Company
                    1100 Larkspur Landing Circle, Suite 101
                           Larkspur, California 94939
                                 (415) 461-6790
(Name, address and telephone number, including area code, of agent for service)

                                  -----------

                    PLEASE SEND COPIES OF COMMUNICATIONS TO:
                            Phillip R. Pollock, Esq.
                                 Tobin & Tobin
                        500 Sansome Street, Eighth Floor
                        San Francisco, California 94111

                                  -----------

                                     CALCULATION OF REGISTRATION FEE

============================================================================================================
                                               Proposed maximum       Proposed maximum
 Title of securities to      Amount to be      offering price per     aggregate offering         Amount of
    be registered            registered            share                  price             registration fee
-------------------------------------------------------------------------------------------------------------
Common Stock,
no par value                 1,970,000(1)        $16.19(2)            $31,894,300(2)           $9,409(2)
==============================================================================================================


(1) This Registration Statement also covers such additional number of shares of Common Stock as may be issuable by reason of the operation of the anti-dilution of the Plan.
(2) Calculated in accordance with Rule 457(c) and (h) based on the average of the high and low prices, reported for the Common Stock on the Nasdaq National Market on March 16, 1998 of $16.19 per share.

                                 PART I


             INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


          The documents containing the information required by Part I (plan information and registrant information) will be sent or given to employees as specified by Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission ("Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in the registration statement pursuant to Item 3 of Part II of this form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended (the "Securities Act").


                                 PART II


              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


          The following documents filed by Headlands Mortgage Company (the "Company") with the Commission are incorporated in and made a part of this Registration Statement by reference:

          (a) The Company's Prospectus, dated February 4, 1998, and filed pursuant to Rule 424(b) under the Securities Act on February 5, 1998.

          (b) The Company's Form 8-K dated February 4, 1998 and filed on February 5, 1998.

          (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A, filed December 29, 1997 and amended on January 30, 1998 and February 3, 1998.

          All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and made a part hereof from their respective dates of filing (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents"); provided, however, the documents enumerated above or subsequently filed by the Registrant under such Sections of the Exchange Act in each year during which the offering made by the Registration Statement is in effect prior to the filing with the Commission of the Registrant's Annual Report on Form 10-K covering such year shall not be Incorporated Documents to be incorporated by reference in this Registration Statement or be a part hereof from and after the filing of such Annual Report on Form 10-K.

          Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

               Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

               None.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS


          Section 204(a)(10)(A) of the General Corporation Law of the State of California ("GCL") allows a corporation to eliminate the personal liability of a director for monetary damages in an action brought by or in the right of the corporation for breach of a director's duties to the corporation and its stockholders, except that such provision may not eliminate or limit the liability of directors for (i) acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) acts or omissions that a director believes to be contrary to the best interests of the corporation or its stockholders or that involve the absence of good faith on the part of the director, (iii) any transaction from which a director derived an improper personal benefit, (iv) acts or omissions that show a reckless disregard for the director's duty to the corporation or its stockholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the corporation or its stockholders, (v) acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation or its stockholders, (vi) certain liabilities arising from contracts with the corporation in which the director has material a financial interest,
(vii) the making of any distributions to stockholders contrary to the law,
(viii) the distribution of assets to shareholders after dissolution proceedings without paying or adequately providing for all known liabilities of the corporation within certain time limits, and (ix) the making of any loan or guaranty contrary to law. The Registrant's Articles of Incorporation contain a provision which eliminates directors' personal liability as set forth above, except, as required by Section 204(a)(10)(B) and (C) of the GCL, any liability of a director for any act or omission occurring prior to the date of the provision's effectiveness, or any liability for an officer's acts or omissions, notwithstanding that the officer is also a director or that the officer's actions, if negligent or improper, have been ratified by the directors.

          Section 317 of the GCL ("Section 317") empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that the or she is or was a director, officer, employee or agent of the corporation, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with the proceeding if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful. The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent does not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in the best interests of the corporation or that the person had reasonable cause to believe that the person's conduct was unlawful. Section 317 empowers the corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, against expenses actually and reasonably incurred by that person in connection with the defense or settlement of the action if the person acted in good faith, in a manner the person believed to be in the best interests of the corporation and its stockholders, provided that (i) the person is successful on the merits or (ii) such amounts are paid with court approval.
Section 317 also provides that, unless a person is successful on the merits in defense of any proceeding referred to above, indemnification may be made unless a person is successful on the merits in defense of any proceeding referred to above, indemnification may be made only if authorized in the specific case, upon a determination that indemnification is proper in the circumstances because the indemnified person met the applicable standard of conduct described above by one of the following: (1) a majority vote of a quorum consisting of directors who are not parties to such proceedings; (2) if such quorum is not obtainable, by independent legal counsel in a written opinion; (3) by approval of stockholders with such indemnified person's shares not being entitled to vote thereon; or (4) by the court in which the proceeding is or was pending upon application by or on behalf of the person. Such indemnification may be advanced to the indemnified person upon the receipt of the corporation of an undertaking by or on behalf of the indemnified person to repay such amount in the event it shall be ultimately determined that such indemnified person is not entitled to indemnification.
Section 317 also allows the corporation, by express provision in its articles, to authorize additional rights for indemnification pursuant to Section 204(a)(11).

          The Bylaws of the Registrant provide that the Registrant shall indemnify its directors and officers against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of such person being or having been a director or officer of the corporation and shall advance to such director or officer expenses incurred in defending any such proceeding to the fullest extent permissible under California law. The Bylaws also provide that the Registrant may indemnify its employees and agents for such expenses by resolution of the Board of Directors.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

               Not applicable

ITEM 8.  EXHIBITS


Exhibit #      Description
---------      -----------

4.1*           Specimen Common Stock Certificate

5              Opinion of Tobin & Tobin


10             1997 Executive And Non-Employee Director Stock Option Plan


23.1           Consent of Tobin & Tobin (included in Exhibit 5)

23.2           Consent of KPMG Peat Marwick LLP

24             Power of Attorney (included with signature page)

____________________________

* Previously filed and incorporated by reference to the correspondingly numbered exhibit to the Registration Statement on Form S-1 (333-38267) filed by the Registrant with the Securities and Exchange Commission.


ITEM 9.  UNDERTAKINGS

          (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by, or furnished to the Commission by, the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof; and

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification of liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Larkspur, State of California, on March 18, 1998.

                                HEADLANDS MORTGAGE COMPANY

                                By  /s/ Peter T. Paul
                                    -----------------
                                    Peter T. Paul
                                    (President )


                               POWER OF ATTORNEY


  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Peter T. Paul, Becky S. Poisson, Gilbert J. MacQuarrie, Steven M. Abreu and Paul Casellini, and each of them, his or true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities including his or her capacity as a director and/or officer of Headlands Mortgage Company, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

           Signature                                       Position                                         Date
           ---------                                       --------                                         ----


/s/ Peter T. Paul
---------------------------------------         President, Chief Executive Officer and Director        March 18, 1998
Peter T. Paul                                   (Principal Executive Officer)

/s/ Becky S. Poisson
---------------------------------------         Executive Vice President  Operations and Director      March 18, 1998
Becky S. Poisson

/s/ Gilbert J. MacQuarrie
---------------------------------------         Executive Vice President, Chief Financial Officer,     March 18, 1998
Gilbert J. MacQuarrie                           Secretary and Director
                                                (Principal Financial Officer)

Steven M. Abreu
---------------------------------------         Executive Vice President, Production and Secondary     March 18, 1998
Steven M. Abreu                                 Marketing

---------------------------------------
Mark L. Korell                                  Director                                               March ___, 1998

---------------------------------------
Leonard Auerbach                                Director                                               March ___, 1998

---------------------------------------
Mark E. Lachtman                                Director                                               March ___, 1998

/s/ Kristen Decker                              Senior Vice President and Controller                   March 18, 1998
---------------------------------------         (Principal Accounting Officer)
Kristen Decker


ITEM 10.  EXHIBITS


Exhibit #      Description
---------      -----------

4.1*           Specimen Common Stock Certificate

5              Opinion of Tobin & Tobin

10             1997 Executive And Non-Employee Director Stock Option Plan

23.1           Consent of Tobin & Tobin (included in Exhibit 5)

23.2           Consent of KPMG Peat Marwick LLP

24             Power of Attorney (included with signature page)

____________________________

* Previously filed and incorporated by reference to the correspondingly numbered exhibit to the Registration Statement on Form S-1 (333-38267) filed by the Registrant with the Securities and Exchange Commission.